EX-23

   Deloitte & Touche LLP

   CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in Registration Statement No. 33-62644 on Form S-3 and Registration Statement No. 33-32529 on Form S-8 of Interstate Power Company of our reports dated January 29, 1998, appearing in the Annual Report on Form 10-K of Interstate Power Company for the year ended December 31, 1997.

   /s/ Deloitte & Touche LLP
   Davenport, Iowa

   March 31, 1998